                                            Exhibit 10.22 MCI (Atlanta-Hartwell)


                        AGREEMENT FOR THE PROVISION OF

                     FIBER OPTIC SERVICES AND FACILITIES

                                    BETWEEN

                              SOUTHERNNET, INC.

                                      AND

                               MPX Systems, INC.


                               TABLE OF CONTENTS
                                                           PAGE
1.              Services and Facilities Provided             2
2.              Use of Capacity                              6
3.              Revenue Sharing                              6
4.              Term                                        11
5.              Completion                                  12
6.              Specifications; Testing                     13
7.              Restoration in the Event of Outages         15
8.              Ownership of System.                        16
9.              Insurance                                   17
10.             Condemnation and Casualty                   17
11.             Access and Security                         18
12.             Expenses                                    19
13.             Confidentiality                             19
14.             Other Activities of Party                   21
15.             Compliance with Laws                        21
16.             Dispute Resolution                          22
17.             Representations and Warranties              23
18.             Assignment                                  24
19.             Amendment                                   24
20.             Binding Effect; Limitation of Benefits      25
21.             Notices                                     25
22.             Severability                                27


                                                           PAGE
23.             Independent Contractors                     28
24.             Exercise of Right                           28
25.             Additional Actions and Documents            29
26.             Survival                                    29
27.             Entire Agreement                            29
28.             Headings                                    29
29.             Counterparts                                30

                                  Definitions
                                  -----------

Capacity -- Section 1.1

Carrier Level Purchasers -- Section 2

Completion Date -- Section 4

Confidential Information -- Section 13

Dispute -- Section 16

Dispute Committee -- Section 16

Original Term -- Section 4

Original Termination Date -- Section 4

Points of Presence -- Section 1.1

Renewal Term -- Section 4

Route -- Section 1.1

SouthernNet Space -- Section 1.4

System -- Section 1.1

System Carrier Revenue -- Section 3

Utility Company -- Recitals


                        Exhibits
                        --------

Exhibit    Title                               Reference
-------    -----                               ---------
A          Points of Presence, Completion      1.1, 1.2, 1.7
           Dates
B          Specifications                      1.3, 6.1, 7

                        AGREEMENT FOR THE PROVISION OF

                      FIBER OPTIC SERVICES AND FACILITIES



         This Agreement, effective as of the 21st day of April, 1986 between SouthernNet, Inc. a corporation organized and existing under the laws of the State of Delaware, and SouthernNet of the Southeast, Inc., (collectively, "SouthernNet"), and MPX Systems, Inc. ("MPX"), a corporation organized and existing under the laws of the State of South Carolina, sets forth the terms and conditions for the provision of certain telecommunications services as hereinafter described.

         WHEREAS, MPX has entered into an agreement with Southern Company Services, Inc. ("SCS") for itself and as agent for Georgia Power Company (the "Utility Company") pursuant to which MPX has obtained rights to place fiber optic cable in the static wire as part of the electrical transmission operations of the Utility Company, along certain transmission lines of the Utility Company, utilizing which MPX shall operate a fiber optic transmission system in conjunction with the Utility Company;

         WHEREAS, MPX wishes to provide to SouthernNet the exclusive right to all transmission capacity of such fiber optic transmission system, except for certain transmission capacity to be retained by MPX as described herein, and SouthernNet wishes to obtain such exclusive right to such transmission capacity, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1.   Services and Facilities Provided.
              --------------------------------
         1.1 MPX agrees to provide for the exclusive use by SouthernNet all of the fiber optic capacity of MPX or that of associated or affiliated companies (defined in the SCS agreement as "Additional Capacity"), installed on this system from a border location at Hartwell, Georgia, to Atlanta, Georgia, and from thence to Jonesboro, Georgia (the "Route"), and such other routes as from time to time may be agreed upon by the parties. Such fiber optic capacity (the "Capacity") shall consist of a 12 fiber optic telecommunications transmission system including, without limitation, fiber optic cable and associated conduit, cable repeaters, terminals, junctions, power sources, attachments, structures, shelters and all other necessary and pertinent articles of property connected with, necessary for or useful to the installation of a fiber optic transmission system which shall be configured into a usable end-to-end system to be made available to SouthernNet providing the Capacity from points of presence or points of connection ("Points of Presence") of SouthernNet by certain dates, all as specified on Exhibit A (the "System"). Each such Point of Presence shall be
                ---------
located at a site in the city or other geographic location specified on
Exhibit A.
---------

         1.2 The Capacity of the System to be provided to SouthernNet pursuant to this Agreement shall consist of all fiber optic transmission capacity constructed and operated for this system (Additional Capacity), except for such fiber optic transmission capacity as is retained by the Utility Companies for their internal telecommunications needs as specified in Exhibit A (defined in
                                                        ---------
the SCS Agreement as the "Primary Capacity"). The Capacity shall on all portions of the System consist of not less than the minimum number of fibers and/or associated electronics as set forth in Exhibit A. Except as set forth
                                              ----------
herein, MPX shall not be entitled to permit any other person or entity to utilize any portion of the Capacity of the System.

         1.3 Without limiting the foregoing, MPX shall provide all optical electronic (optronics) equipment, power supply and battery reserve, and electrical terminal devices (M13 multiplexers) as necessary to convert transmissions at each Point of Presence to the DSXl and DSX3 cross connect level, as appropriate, in accordance with the specifications set forth in Exhibit B.
----------

         1.4  At each Point of Presence described in Exhibit A, in addition to
                                                     ---------
providing the equipment specified in Section 1.3, MPX itself or through agreement with Utility Company will provide floor space at a terminal location of MPX for use by SouthernNet ("SouthernNet Space"), adequate to permit SouthernNet to install its digital access, cross connect and other equipment. Such space shall generally be adequate for up to ten (10) racks of equipment, each no larger than 24"W X 24"D X 84"H. Unless previously specified, SouthernNet floor space will comply with power, ground, physical and environmental requirements outlined in Bell Core Technical Publication 51001. Such SouthernNet Space shall be used by SouthernNet to house equipment necessary to permit SouthernNet to provide communications services to its customers and to interconnect with the local exchange carriers. At each such SouthernNet Space, MPX, itself or through agreement with Utility Company shall provide any such easements and other rights of way necessary to permit SouthernNet to install cables to exit the MPX site of the SouthernNet Space and to provide full access by SouthernNet and its employees and agents to the SouthernNet Space.

         1.5 In connection with providing the System, MPX will test all splices or cause all splices to be tested in the field, provide SouthernNet with installed transmission parameters of the cable such as end-to-end loss, and provide end-to-end maintenance and restoral services, including continual network monitoring, fault location, splicing and splice testing associated with any restoration, replacement cable used in any restoration, and maintenance and replacement of repeater and terminal equipment as required. Notwithstanding any other provisions of this Agreement, the maintenance and repair standards for the System shall be at least as high as those standards utilized by MPX for the maintenance and repair of its own internal communications systems. SouthernNet, at its own cost, will be maintaining a network management system which will monitor all transmission capacity being provided by SouthernNet, including such transmission capacity being provided utilizing the System under this Agreement. MPX will advise promptly, or will cause the Utility Companies to advise promptly the SouthernNet network monitoring center of any material problems identified on the System, and the SouthernNet network monitoring center shall be entitled to notify MPX of any material problems on the System which such center identifies.

         1.6 MPX, at its sole risk, cost and expense, shall furnish all materials and shall bear the capital and operating expense associated with the placement and maintenance of the fiber optic cable and electronics utilized in creating the System and with providing the Capacity, and all taxes relating thereto.

         2.  Use of Capacity.  The Capacity to which SouthernNet is given the
              ---------------
exclusive right pursuant to this Agreement shall be utilized by SouthernNet solely for providing telecommunications capacity to Carrier Level Purchasers of such capacity. "Carrier Level Purchasers" shall mean purchasers which are registered or certified telecommunications carriers and which acquire fiber optic transmission capacity only at the DS-l or DS-3 level (and not at the voice frequency level or as a switched service). For purposes of this Agreement, SouthernNet and its affiliates may be Carrier Level Purchasers so long as the terms under which SouthernNet or its affiliates acquire capacity are not more favorable to SouthernNet or such affiliates than the most favorable terms offered by SouthernNet for such capacity to any other Carrier Level Purchaser.

         3.  Revenue Sharing.
             ---------------

         3.1 As consideration for providing the Capacity and the System to SouthernNet, MPX shall be entitled to receive 65% of the System Carrier Revenue during the period commencing on the date of this Agreement and ending December 31, 1989, and 50% of the System Carrier Revenue commencing January 1, 1990, and continuing until the end of the Term of this Agreement. For purposes of this Agreement, "System Carrier Revenue" shall mean the revenues received by SouthernNet from Carrier Level Purchasers for transmission capacity provided to such Carrier Level Purchasers to the extent (but only to the extent) that such transmission capacity is provided utilizing the System.

         If a Carrier Level purchaser purchases transmission capacity which is provided solely utilizing the Capacity of the System, then all revenues received from such Carrier Level Purchaser shall be System Carrier Revenue. If any portion of the transmission capacity provided to the Carrier Level Purchaser is provided on telecommunications facilities outside the System (including such facilities provided by SouthernNet), then the portion of revenues received from the Carrier Level Purchaser attributable to the System and considered System Carrier Revenue shall be determined utilizing the "Logical Route Mile" method calculation. Transmission capacity provided by SouthernNet without utilizing the System shall not be subject to this Agreement.

         Under the Logical Route Mile method of calculation the following calculations will be made:

         a. The points at which the transmission capacity provided by SouthernNet (utilizing the System at least in part) for such Carrier Level Purchaser originate (the "Origination Points") shall be identified. The fiber optic transmission facilities between the Origination Points are referred herein as the "Service Network."

If SouthernNet is providing transmission capacity to a Carrier Level Customer together with other providers having fiber optic transmission capacity outside of the geographic coverage of SouthernNet (for example, members of National Telecommunications Network), the transmission capacity of such other providers shall be ignored and the revenues to be shared pursuant to this Agreement shall consist only of those portions of the revenues paid by such a Carrier Level Purchaser which are received by SouthernNet as a result of any allocation arrangements or principles in effect with such other providers.

b. The points within the Service Network where the portion of the System provided by MPX under this Agreement which is utilized in providing the transmission capacity to the Carrier Level Purchaser connect with other facilities utilized by SouthernNet in providing such transmission capacity shall be identified, and are hereinafter referred as to as "Connecting Points."

c.  SouthernNet shall calculate the airline (V & H) mileages from:

     (i) The initial Origination Point to the first Connecting Point.

     (ii) The first Connecting Point to the second Connecting Point.

     (iii)  Said second Connecting Point to the terminating Origination Point.

These airline mileages will be deemed to be the respective "Logical Route Miles" of each of the respective segments, regardless of the actual configuration of the routes so measured or the actual ground miles of the fiber optic cable utilized in such segments.

d. The Logical Route Miles thus assigned to each segment shall be totaled (the "Total Logical Route Miles"). The System Carrier Revenues shall be equal to the total revenues received by SouthernNet from or with respect to the Carrier Level Purchaser multiplied by a fraction, the numerator of which shall be the Logical Route Miles for the MPX Segment as calculated pursuant to subparagraph (ii) above, and the denominator of which shall be the Total Logical Route Miles.

          3.2  SouthernNet shall pay MPX the amounts calculated pursuant to
Section 3.1 on a monthly basis. Within 3 working days after the end of each calendar month, SouthernNet shall calculate all revenues received by SouthernNet from Carrier Level Purchasers, and shall calculate the portion thereof payable to MPX utilizing the calculation method described in Section 3.1. SouthernNet shall send a statement to MPX setting forth such calculation and shall simultaneously provide to MPX, in immediately available funds, the amount then due MPX pursuant to such calculations. If SouthernNet fails to make any required payment within 15 working days after the end of each calendar month, then such overdue payment shall be subject to a late payment penalty equal to 1% per month on the outstanding amount so overdue or such lesser amount as may be permitted by applicable law.

          3.3 The revenues with respect to which MPX shall be entitled to share as described in this Section 3 shall be only those revenues which are generated through the providing of DS-l and DS-3 level capacity. In the event that SouthernNet or any affiliates of SouthernNet acquire such DS-l or DS-3 level capacity on terms as described in Section 2 above, and resell capacity as a switched service or at a voice frequency level, the revenues so received by SouthernNet with respect to such voice frequency or other lower level capacity shall not be subject to being shared by MPX, and only the payment by SouthernNet or such affiliate as a Carrier Level Purchaser for the DS-l or DS-3 level capacity which is subdivided shall be subject to such sharing. SouthernNet shall have the exclusive right to set all rates for providing transmission capacity to its customers.

         3.4 SouthernNet shall maintain full and complete books and records relating to revenues received from Carrier Level Purchasers and all calculations of amounts due to MPX pursuant to this Section 3. MPX, at its expense, shall be entitled to review and copy such books and records during normal business hours upon reasonable prior written notice to SouthernNet. All such books and records shall be retained for a period of at least one year.

         4.  Term.  The original term of this Agreement shall be a period of
             ----
twenty years (the "Original Term") commencing on the Completion Date (as defined in Section 5) and ending on the last day of the calendar month in which occurs the twentieth anniversary of the Completion Date (the "Original Termination Date"). SouthernNet shall have the right and option, by giving written notice as described below, to extend and renew the term of this Agreement for two additional periods of ten years each (each such additional term referred to as a "Renewal Term"), such Renewal Terms to begin immediately following expiration of the Original Term, or the immediately preceding Renewal Term, as the case may be, and to end respectively on the tenth and twentieth anniversaries of the Original Termination Date. If SouthernNet desires to exercise one or more of said options to renew the term of this Agreement, SouthernNet shall give MPX written notice thereof at least twelve months prior to the commencement of the Renewal Term with respect to which SouthernNet desires to exercise said option. The Original Term and any Renewal Terms are collectively referred to herein as the "Term".

          5.  Completion.
              ----------

          5.1  Upon completion of the System in accordance with Section 1 and
Section 6, MPX shall provide SouthernNet written notice of said completion, together with copies of all tests of the System utilized to determine that the System meets all applicable technical standards. Within thirty (30) days after the date of such notice from MPX, SouthernNet shall notify MPX in writing whether SouthernNet agrees that the System has been so completed, specifying any incompleteness which SouthernNet has identified. When SouthernNet agrees that the System has been completed, then the date of notice from SouthernNet to such effect shall be deemed to be the "Completion Date".

          5.2 The Capacity of the System may exceed the initial transmission capacity required by SouthernNet. In such event, SouthernNet shall indicate to MPX the capacity which is to be made operable upon completion of the System (or any portion thereof). As subsequent needs of SouthernNet require the commencement of operation of additional capacity, SouthernNet shall provide written notice of the date on which capacity is to be made operable, and MPX shall make all reasonable efforts to cause such capacity to be made available in a timely manner. SouthernNet agrees to provide, semi-annually unless otherwise agreed, to MPX, forecasts setting forth SouthernNet's best estimates of its future needs for additional capacity, provided that such forecasts shall not be binding on SouthernNet.

          6.  Specifications; Testing.
              -----------------------

          6.1 MPX shall cause the System to satisfy the specifications set forth in Exhibit B. MPX and SouthernNet may from time to time review these
         ---------
specifications and make modifications thereto by written consent; provided, however, that nothing contained in this Section or in Exhibit B shall permit MPX
                                                      ---------
to provide to SouthernNet a System operating at performance standards lower than those imposed on SouthernNet by a state or federal regulatory authority having subject matter jurisdiction.

          6.2 Upon written notice by SouthernNet to MPX requesting such testing, MPX shall perform, or shall cause the Utility Companies to perform performance or service tests beyond those tests required for the normal maintenance, restoration, and fault isolation on the System. If such requested testing reveals no deficiencies in the System, then SouthernNet shall reimburse MPX for the cost of such testing.

          6.3 MPX shall provide, or shall cause the Utility Companies to provide appropriate alarm monitoring and test equipment, spare parts, and qualified personnel to properly maintain the System. Upon the request of MPX, SouthernNet agrees to perform joint testing on an as-requested basis within four
(4) hours of any such request. MPX and SouthernNet shall provide each other a technical contact (including name, address, office and home telephone numbers) for coordination of testing covered under this Agreement. Two (2) alternates shall also be provided by each party with the same information as stated above.

         7.  Restoration in the Event of Outages.  Upon any interruption of
             -----------------------------------
the transmission capacity of the System, including any failure of such transmission capacity to satisfy the specifications set forth in Exhibit B, MPX
                                                                 ---------
agrees to take or to cause the Utility Companies to take immediate steps to provide restoration of such transmission capacity, and in any event to utilize the same restoration procedures and priorities as are utilized by MPX and the Utility Companies in maintaining and restoring the communications capacity of MPX and the Utility Companies. Upon any such interruption, MPX shall immediately notify, or shall cause the Utility Companies to immediately notify SouthernNet of the circumstances surrounding such interruption and the efforts necessary to restore full complying transmission capacity, including an estimation of the time by which such a restoration shall be accomplished. SouthernNet shall be entitled to investigate the circumstances surrounding such interruption and to make its independent determination of the likely time of restoration. If in the judgment of SouthernNet, MPX will not be able to achieve full restoration of the System within a time period which permits SouthernNet to adequately provide transmission capacity to its customers, then SouthernNet shall be entitled to transfer any or all transmission service which has been placed on the System to an alternative transmission capacity until such time as the capacity is restored to service (with the result that all revenues with respect to such transmission service lost during the outage shall be excluded from the sharing provisions of Section 3 of this Agreement).

          8.  Ownership of System.  Except as noted below, the System and all
              -------------------
equipment utilized therein shall be owned by MPX or the Utility Company.
Neither the provision of the System by MPX to SouthernNet hereunder, nor the payments by SouthernNet contemplated hereby, shall create or vest in SouthernNet any easement or any other ownership or property rights of any nature in the System, except for rights to utilize the System for transmissions and to occupy SouthernNet Space as provided herein. This Agreement shall not constitute an assignment of any of MPX's or of the Utility Company's rights to use the public or private property at the location of any facilities utilized in the System, except for such SouthernNet Space leased or provided under this Agreement.

          Notwithstanding the foregoing, in that portion of the System identified in Exhibit A, II-1, from 55 Park Place to the Doraville junction, the
              ---------------
cable used shall consist of 24 fibers rather than 12 fibers. Said 12 additional fibers shall contain no associated electronics and buildings and shall be owned by SouthernNet or the Utility Company, but shall not be part of the System and shall not be subject to revenue sharing pursuant to Section 3. SouthernNet shall compensate MPX for the additional 12 fibers by paying the incremental difference between the material cost of the 24 fiber cable placed in this portion of the Route and the 12 fiber cable placed along the remainder of the Route.

          9.  Insurance.  At all times during the term of this Agreement, MPX
              ---------
shall maintain or cause to be maintained fire and other casualty insurance covering all equipment and other facilities utilized in the System, and personal and property liability insurance consistent with reasonable industry standards as may be mutually agreed upon from time to time by the parties hereto, or shall maintain or cause to be maintained a system of self insurance, which will be in accord with the practices of companies owning or operating properties of a similar character and maintaining such systems of self insurance.

          10.  Condemnation and Casualty.  If the whole or any part of the
               -------------------------
equipment or other facilities utilized by MPX in the System are taken by any public authority under the power of eminent domain or otherwise, or if any such equipment or facilities are damaged or destroyed by fire or other casualty, then in any such event MPX shall promptly repair and restore such equipment and facilities, or provide substitute equipment and facilities, as necessary to restore the System to full compliance with the provisions of this Agreement, all at the sole cost and expense of MPX; provided that in any such event, if MPX notifies SouthernNet that it cannot restore the System within a reasonable time, SouthernNet shall be entitled to terminate this Agreement by written notice to MPX.

          11.  Access and Security.
               -------------------

          11.1 MPX hereby grants to SouthernNet the right of direct, unaccompanied ingress and egress to all SouthernNet Space to be provided to SouthernNet at the Points of Presence as described above, and express permission to be on MPX's premises at all times as may be required for SouthernNet to perform any appropriate maintenance and repair of its equipment located at such SouthernNet Space. MPX will secure such rights of ingress and egress from the Utility Company, and such rights shall only be constrained by reasonable security requirements of the Utility Company.

          11.2 SouthernNet shall have the right to visit any facilities of MPX (other than the SouthernNet Space) utilized in providing the System upon reasonable prior written notice to MPX, provided that MPX may require that a representative of MPX or the Utility Company accompany any representatives of SouthernNet making such visit. Such visitation right shall include the right to inspect the System and to review worksheets, to review performance or service data, and to review other documents used in conjunction with this Agreement. Employees and agents of SouthernNet shall, while on the premises of MPX or the Utility Company, comply with all rules and regulations, including security requirements and, where required by government regulations, submission of satisfactory clearance from the United States Department of Defense or other federal authority.

          11.3 MPX shall provide SouthernNet's employees who are performing work on, or who have access to, the SouthernNet Space with necessary clearance, provided SouthernNet provides to MPX a list of those persons and updates the list as required. MPX shall have the right to notify SouthernNet that certain SouthernNet employees are excluded if, in the reasonable judgment of MPX or the Utility Company, the exclusion of such employees is necessary for the proper security and maintenance of MPX's or the Utility Company's facilities.

          12.  Expenses.  Except for costs and expenses specifically assumed by
               --------
a party under this Agreement, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

          13.  Confidentiality.  Each party agrees to provide to the other party
               ---------------
such information as shall be necessary to permit performance of their respective obligations hereunder. Each party hereto shall identify as confidential information ("Confidential Information") all information provided by such party to the other party to this Agreement which is considered by such providing party to be confidential, proprietary information. Neither party hereto will, without the prior written consent of the party providing such Confidential Information,
(i) use any portion of such Confidential Information for any purpose other than performance pursuant to this Agreement, or (ii) disclose any portion of such Confidential

Information to any persons or entities other than the officers and employees of such party who reasonably need to have access to the Confidential Information for purposes of performance under this Agreement and who are bound by appropriate confidentiality agreements and commitments consistent with those utilized by such party in protecting its own confidential information; or to state, local or federal agencies legally requiring such information, provided that such agency shall be requested to treat the information as proprietary and confidential to the extent it has the legal ability to do so. The obligations of a recipient party with respect to Confidential Information shall remain in effect (during and after the Term of this Agreement) except to the extent that
(a) such Confidential Information becomes generally available to the public other than as a result of unauthorized disclosure by the recipient or persons to whom the recipient has made the information available, (b) such Confidential Information has been released without restriction by the party providing the Confidential Information to another person or entity, or (c) such Confidential Information was received by the recipient on a non-confidential basis, prior to receipt from such party, from a third party lawfully possessing and lawfully entitled to disclose such information.

Confidential Information shall remain the property of the disclosing party, and shall be returned to the disclosing party or shall be destroyed upon termination of the performance pursuant to this Agreement on the basis of which such Confidential Information was provided. Each recipient party agrees to safeguard Confidential Information utilizing the same degree of care utilized by such recipient party in protecting its own confidential information.

          14.  Other Activities of Party.  Either party may engage in and
               -------------------------
possess interests in other business ventures of any nature whatsoever, and may conduct all activities, including activities in connection with fiber optic and other transmission facilities, except as specifically and explicitly limited pursuant to this Agreement. Nothing in this Agreement is intended, or shall be interpreted, to restrict either party in connection with any such activity, including activity which is competitive with the activities contemplated pursuant to this Agreement, so long as a party does not violate any specific, explicit restriction or obligation set forth in this Agreement.

          15.  Compliance with Laws.  Each party to this Agreement shall comply,
               --------------------
at its own expense, with all applicable laws, statutes, regulations, rules, ordinances, orders, injunctions, writs, decrees or awards of any government or political subdivision thereof, or any agency, authority, bureau, commission, department or instrumentality thereof, or any court, tribunal, or arbitrator, in all applicable, material respects in connection with all activities and all performance under or in connection with this Agreement.

          16.  Dispute Resolution.  Each party to this Agreement agrees to use
               ------------------
good faith efforts to negotiate and resolve any controversy or claim between the parties hereto arising out of or relating to this Agreement or any breach thereof (a "Dispute"). If a Dispute cannot be resolved through such efforts, then any Member may seek resolution of a Dispute by submitting such Dispute to a "Dispute Committee," consisting of one designee of each party, by a written submission delivered to the other party. The Dispute Committee shall consider the Dispute within the 30 day period following the date of such submission.

          If any Dispute cannot be resolved by the Dispute Committee within said period in accordance with the procedures set forth in the preceding paragraph, then both parties shall be entitled to pursue their remedies at law and in equity with respect to this dispute. MPX hereby agrees and confirms that the System to be provided pursuant to this Agreement is unique. Accordingly, in addition to any other remedies which SouthernNet may have at law or in equity, MPX hereby agrees that SouthernNet shall have the right to have all obligations, undertakings, agreement, covenants and other provisions of this Agreement specifically performed by MPX, and that SouthernNet shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.
During the pendency of a Dispute, the parties shall continue to satisfy all of their obligations pursuant to this Agreement.

          17.  Representations and Warranties.  Each of the parties to this
               ------------------------------
Agreement represents, warrants and covenants to the other party as follows:

          (a) The execution and delivery of this Agreement by such party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other appropriate action on the part of such party.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes a violation of or a default under, or conflicts with any terms of, the articles of incorporation or bylaws or other organizational documents of such party, or any law, contract, commitment, indenture, lease or other agreement or understanding to which it is a party or by which it is bound.

          (c) This Agreement constitutes a valid and binding obligation of such party, enforceable in accordance with its terms.

          18.  Assignment.  Neither party hereto shall assign this Agreement, in
               ----------
whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party; provided, however, that either party may assign this Agreement and/or a security interest herein to any lender to such party, and either party shall be entitled to assign this Agreement to any entity which controls, is controlled by or is under common control with such party and to any entity which acquires all or substantially all of such party's assets.
It shall be a condition precedent to any such permitted assignment that the assignee shall execute a counterpart of this Agreement, thereby becoming a party to this Agreement and agreeing to be bound by all of the terms and provisions hereof.

          Nothing in this Agreement shall restrict the right of SouthernNet to sell the Capacity on the System to SouthernNet's customers.

          19.  Amendment.  This Agreement shall not be amended, altered or
               ---------
modified except by an instrument in writing duly executed by both parties.

          20.  Binding Effect; Limitation of Benefits.  This Agreement shall be
               --------------------------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is the explicit intention of the parties hereto that no person or entity, other than the parties hereto, is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors or permitted assigns.

          21.  Notices.  All notices, demands, requests, reports, approvals or
               -------
other communications which may be or are required to be given, served or sent pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegraph, addressed as follows:

           (a)  If to MPX:          MPX Systems, Inc.
                                    P. 0. Box 764
                                    c/o South Carolina Electric
                                      & Gas
                                    Columbia, S.C.  29218
                                    Atten:  Corporate Secretary

           with a copy (which shall not constitute notice) to:

           (b)  If to SouthernNet   SouthernNet, Inc.
                                    61 Perimeter Park, N.E.
                                    Suite 200
                                    Atlanta, GA  30341
                                    Attn:  Corporate Secretary


           with a copy (which shall not constitute notice) to:
                                    Hogan & Hartson
                                    Attorneys at Law
                                    815 Connecticut Ave.
                                    Washington, D.C.  20006
                                    Attn:  Jim Rosenhauer

Each party may designate by notice in writing a new address to which any notice, demand, request, report approval or communication may thereafter be so given, served or sent. Each notice, demand, request, report, approval or communication which shall be mailed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive evidence of such a delivery) or at such time as delivery is refused by the addressee upon presentation.

          22.  Severability.  If any part of any provision of this Agreement or
               ------------
any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement.

          23.  Independent Contractors.  In all matters pertaining to this
               -----------------------
Agreement, the relationship of MPX and SouthernNet shall be that of independent contractors, and neither MPX nor SouthernNet shall make any representations or warranties that their relationship is other than that of independent contractors. This Agreement is not intended to create nor shall it be construed to create any partnership, joint venture, employment or agency relationship between SouthernNet and MPX; and no party hereto shall have the power to bind or obligate the other party. No party hereto shall be liable for the payment or performance of any debts, obligations, or liabilities of the other party, unless expressly assumed in writing herein or otherwise. Each party retains full control over the employment, direction, compensation and discharge of its employees, including social security, withholding and workmen's compensation responsibilities.

          24.  Exercise of Right.  No failure or delay on the part of either
               -----------------
party hereto in exercising any right, power or privilege hereunder and no course of dealing between the parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          25.  Additional Actions and Documents.  Each of the parties hereto
               --------------------------------
hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the execution of this Agreement.

          26.  Survival.  It is the express intention and agreement of the
               --------
parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

          27.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

          28.  Headings.  Section headings contained in this Agreement are
               --------
inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          29.  Counterparts.  To facilitate execution, this Agreement may be
               ------------
executed in as many counterparts as may be required; and it shall not be necessary that the signatures of or on behalf of each party appear on each counterpart; but it shall be sufficient that the signature of or on behalf of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of all of the parties.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                       MPX, Inc.



                                       By  [SIGNATURE ILLEGIBLE]
                                         --------------------------------------

                                       SOUTHERNNET, INC.



                                       By  [SIGNATURE ILLEGIBLE]
                                         --------------------------------------

                                   Exhibit A

I.  Minimum Points of Presence, Completion Dates and Address
    --------------------------------------------------------

 1.  Hartwell, Georgia     August, 1986    202 N. Forest Ave.
 2.  Atlanta, Georgia      August, 1986    55 Park Place
 3.  Jonesboro, Georgia    August, 1986    Georgia Power Substation

II. System Capacity
    ---------------
1. The total number of single mode fibers shall not be less than twelve (12) along all portions of the System. The portion of the route from 55 Park Place north to the Doraville Junction shall consist of 24 fibers, with the additional fibers falling under the provisions of section 8.

2. The initial System configuration will consist of one 1X1 protected 405 megabit system. At each POP location, one 1Xl 405 megabit fiber optic terminals will be utilized per network link.

3. Additional 405 megabit fiber optic terminals and M13 multiplexers will be added for a maximum 1X4 system as required. Upgrading of the 405 megabit electronics will occur based upon the minimum 12 fiber cable constraint.

4. The fiber optic transmission capacity retained by the Utility Company for its internal communications needs shall be defined in the SCS Agreement as "Primary Capacity".

                                   Exhibit B

System Specifications
---------------------

I.  DS-l and DS-3 Transmission Specifications

    1. DS-l and DS-3 signals shall comply with interconnection specifications outlined in AT&T technical advisory No. 34.

    2. The long term bit error rate shall be less than or equal to lXl0 (to the ninth power).

    3.    The long term error free seconds shall be equal to or greater than
          99.99%

    4. System availability is defined as any two second interval with a bit error rate equal to or exceeding 3X10 (to the seventh power), or when a DS-3 frame cannot be found for eleven milliseconds or more.

    5. System availability objectives except for catastrophic failure shall be 99.99% or greater.

    6. System jitter requirements shall comply with Bell Core Technical Publication 43806.

II. The digital fiber optic transmission system provided in this contract shall conform with acceptance test procedures, transmission criteria, operations and maintenance requirements as defined by the equipment manufacturers and by Bell Core Technical Advisory TATSY000038.

III.  Deliverables

MPX agrees to provide the following documentation after system turn up:

    1.   List of all equipment and materials used in the system

    2.   Acceptance test procedures and results

    3. Alarm and restoration details for interfacing into the SouthernNet network

    4.   O + M procedures

    5.   Technical liaison procedures